UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-13660 (Commission File Number)	59-2260678 (IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida (Address of Principal Executive Offices)	34994 (Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2016, Seacoast Banking Corporation of Florida (the “Company”) held its 2016 Annual Meeting of Shareholders. Of the 37,916,985 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 32,690,066 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal One – Elect Directors: To re-elect the five incumbent Class II directors. The vote for each director is as set forth below.

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis J. Arczynski	18,640,892	10,070,340	3,978,834
Maryann Goebel	18,051,150	10,660,082	3,978,834
Roger O. Goldman	16,164,455	12,546,777	3,978,834
Dennis S. Hudson, Jr.	15,085,375	13,625,857	3,978,834
Thomas E. Rossin	16,738,907	11,972,325	3,978,834

The five nominees were each elected to the board by a plurality of the votes cast, as required by the Company’s bylaws.

Proposal Two – Ratification of Auditors: To ratify the appointment of Crowe Horwath LLP as independent auditors for the Company for the fiscal year ending December 31, 2016.

Number of Shares
Votes For	Votes Against	Broker Non-Votes	Abstentions
32,608,817	63,775	0	17,474

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal Three – Endorsement of Executive Compensation: To allow shareholders to endorse or not endorse, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement.

Number of Shares
Votes For	Votes Against	Broker Non-Votes	Abstentions
19,137,314	9,186,436	3,978,834	387,482

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: May 25, 2016

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